EXHIBIT 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                  July 29, 1998


Board of Directors
Community Bank Shares of Indiana, Inc.
202 East Spring Street
New Albany, Indiana  47150

        Re:    Registration Statement on Form S-8
               252,400 Shares of Common Stock

Gentlemen:

        We have acted as special counsel to Community Bank Shares of Indiana, Inc., an Indiana corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to (i) 198,372 shares of common stock, par value $0.10 per share ("Common Stock"), to be issued pursuant to the exercise of stock options and/or appreciation rights (the "Plan Options") and/or the grant of performance share awards ("Awards") pursuant to the Corporation's 1997 Stock Incentive Plan (the "Plan") and (ii) 54,028 shares of Common Stock to be issued upon exercise of options previously granted by NCF Financial Corporation ("NCF") pursuant to its 1995 Stock Option Plan (the "NCF Plan") (the Plan and the NCF Plan are referred to together as the "Plans") and converted into options to purchase Common Stock of the Corporation (the "Assumed Options") (the Plan Options, the Awards and the Assumed Options are referred to together as the "Plan Rights") upon the acquisition of NCF by the Corporation on May 6, 1998 pursuant to an Agreement and Plan of Reorganization and related Agreement of Merger, both dated as of December 17, 1997, between the Corporation and NCF (the "Agreement"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

        In this regard, we have reviewed the Registration Statement and Prospectuses for the Plans, the Articles of Incorporation and Bylaws of the Corporation, the Plans, the


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Agreement,  a specimen  stock  certificate  evidencing  the Common  Stock of the
Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Plan Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Plan Rights; (ii) on the dates the Plan Rights are exercised, the Plan Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to the Plans upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                Very truly yours,

                                ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                By:/s/ Kenneth B. Tabach
                                   ----------------------------
                                   Kenneth B. Tabach, a Partner
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